UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 4, 2009
Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State of Incorporation)

001-32347	No. 88-0326081
(Commission File Number)	(I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada	89511-1136
(Address of Principal Executive Offices)	(Zip Code)
(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

Item 9.01 Financial Statements and Exhibits.

Signatures

Exhibit Index

Exhibit 99.1 Press Release of Registrant dated March 6, 2009
EX-99.1: PRESS RELEASE

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
On March 6, 2009, Ormat Technologies, Inc. (the “Company”) announced that on March 4, 2009 its indirect wholly-owned subsidiary, OrPower 4, Inc. (“OrPower 4”), reached financial close under its recently announced $105 million project financing for Phase II of its Olkaria III geothermal power plant in Naivasha, Kenya. On March 5, 2009, OrPower 4 issued a loan draw down notice to the lenders of the project financing.
The following agreements were entered into in connection with the project financing for Phase II of the Olkaria III Project (collectively, the “Agreements”):
•	a Common Terms Agreement dated January 5, 2009 with DEG — Deutsche Investitions-Und Enticklungsgesellschaft MBH (“DEG”) and Société de Promotion et de Participation pour la Coopération Economique (“PROPARCO”), as original lenders, DEG, in its capacity as Global Agent, and BNY Corporate Trustee Services Limited, as Offshore Security Agent; and

•	individual facility loan agreements, each also dated January 5, 2009, with DEG and PROPARCO, referred to as the DEG A Loan Agreement, Proparco A Loan Agreement, DEG B Loan Agreement, and DEG C Loan Agreement.
The Company reported OrPower 4’s entry into the Agreements and described the terms of the Agreements in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2009. That Form 8-K, together with the terms and conditions of the Agreements filed as exhibits to our Annual Report on Form 10-K filed with the SEC on March 2, 2009, is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release of Registrant dated March 6, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.
By:	/s/ Yehudit Bronicki
	Name:	Yehudit Bronicki
	Title:	Chief Executive Officer

Date: March 9, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release of Registrant dated March 6, 2009

5